Table of Contents

As filed with the U.S. Securities and Exchange Commission on January 26, 2024

Registration No. 333-275887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

Amendment No. 2 to

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

GMTECH INC.

(Exact name of registrant as specified in its charter)

Wyoming	7371	93-3955846
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

45 Rockefeller Plaza, 21F, New York

New York 10111

(646) 508-0022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.0001 par value	7,000,000	$0.02	$140,000	$20.66

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2024

PRELIMINARY PROSPECTUS

GMTECH INC.

7,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of GMTech Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “GMTech Inc.” are offering 7,000,000 shares of our common stock. The offering is being made on a self- underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ms. Yuyang Cui, who is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 7,000,000 shares being offered herein by the Company. Ms. Yuyang Cui will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.02 per share for the duration of the Offering. Assuming all of the 7,000,000 shares being offered by the Company are sold, the Company will receive $140,000 in net proceeds. Assuming 5,250,000 shares (75%) being offered by the Company are sold, the Company will receive $105,000 in net proceeds. Assuming 3,500,000 shares (50%) being offered by the Company are sold, the Company will receive $70,000 in net proceeds. Assuming 1,750,000 shares (25%) being offered by the Company are sold, the Company will receive $35,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

GMTech Inc. offers information technology (IT) consulting services, aiming to assist our clients to design, implement, and maintain computer software, website, and mobile phone applications and to maximize their performance.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, Director Yuyang Cui owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While Ms. Cui continues to control 100% of the voting power in our Company, Ms. Cui will have effective control over the Company. If no shares are sold following this offering, Yuyang Cui will continue to hold 100% of the shares issued. If all 7,000,000 shares are sold, Ms. Cui will hold 41.67% of the stock.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non- refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through [          ], 2024 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________.

i

PROSPECTUS SUMMARY

In this Prospectus, ''GMTech Inc.,'' “GMTech,” the "Company,'' ''we,'' ''us,'' and ''our,'' refer to GMTech Inc., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending October 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 3, and the financial statements, before making an investment decision.

The Company

GMTech Inc., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on October 12, 2023. Through its wholly owned operating subsidiary Anptech Inc. (“Anptech”), the Company offers information technology (“IT”) consulting services and development solutions for Customer Relationship Management (“CRM”) system, corporate websites, and mobile phone applications (“Apps”). Our target clients are small and medium businesses which are companies with 200 or fewer employees.

In addition to the IT consulting services, we are also planning to develop an automated and artificial intelligence (“AI”) powered development tool that can be used by small and medium businesses to design, develop and maintain their CRM system, website, and Apps more efficiently and automatically with fewer needs of external engineers and consultants.

We are an early stage, emerging growth company headquartered in New York. We have a limited operating history and have generated minimal revenues to date. We require funding from this offering to expand and further develop our operations.

Our principal executive office is located at 45 Rockefeller Plaza, 21F, New York, NY 10111. Our phone number is +1 (646) 508-0022. We have registered and launched a website https://anptechus.com/ to promote our services online.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, Director Yuyang Cui owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While Ms. Cui continues to control 100% of the voting power in our Company, Ms. Cui will have effective control over the Company. If no shares are sold following this offering, Yuyang Cui will continue to hold 100% of the shares issued. If all 7,000,000 shares are sold, Ms. Cui will hold 41.67% of the stock.

GMTech is the 100% owner of Anptech, a corporation that was organized under the laws of the State of New York on May 18, 2022. Anptech was wholly acquired by the Company on October 16, 2023 through a share exchange.

Since inception, we have issued 5,000,000 shares of our common stock to our sole officer and director Ms. Yuyang Cui at a price of $0.0001 per share, in exchange for her payment of the Company’s incorporation expenses and for acquisition of Anptech Inc. wholly owned by Ms. Cui prior to the acquisition.

1

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). We have 5,000,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 7,000,000 shares. We may endeavor to sell all 7,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	7,000,000 shares of common stock, at a fixed price of $0.02 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.02 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	5,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.02 per share for the duration of the offering.

Use of Proceeds

We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer will sell the 7,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

2

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our IT consulting services will not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current IT consulting services will not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer then it is possible that we may need to alter, or entirely change, our IT consulting services and it is possible that you may lose all or part of your investment.

Our financial performance depends on our ability to develop awareness of our IT consulting services and we may not be successful in doing so.

The continued development of awareness of the IT consulting services offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the programs, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the programs:

•	the emergence of more successful competitors;

•	customer dissatisfaction with our IT consulting services;

•	its failure to maintain or expand our brand.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

3

If we fail to meet client expectations, we may be negatively affected.

The risk of not meeting our clients’ expectations may result in a failure to increase or secure our market share. Our clients may not be satisfied with the IT consulting services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

We may fail to attract clients to enroll in our IT consulting services.

The success of our business depends primarily on the number of clients that are willing to engage us to provide IT consulting services. Therefore, our ability to continue to attract clients to pay for our services is critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to develop new IT consulting services and enhance our technical capabilities to respond to changes in market trends and client demands, expand our geographic reach, manage our growth while maintaining the consistency of our service quality, effectively market our services to a broader base of prospective clients. If we are unable to continue to attract clients to pay for our IT consulting services without a significant decrease in service fees, our revenue may decline, and we may not be able to operate profitability.

At present, the Company has conducted limited operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our Company have been limited to consulting our clients on development and maintaining of their websites and mobile phone application. There can be no assurances, or guarantees, that our efforts to market and successfully obtain clients for our other IT consulting services will succeed. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

We may engage third party IT service providers during our services to customers. We may face damage to our reputation if our future clients are not satisfied with use of third party IT service providers.

We have engaged third party IT service providers to provide for some of our projects with customers and may engage third party IT service providers for our future projects with new or existing clients. As an IT consulting company, we will depend to a large extent on referrals and new engagements from our future customers, who will eventually become former customers, as we will endeavor to establish a reputation for professionalism and integrity in order to attract new clients. While third party IT service providers may bring manpower, skills and techniques, it is important to acknowledge that their performance and contribution may not always align with our future project requirements. This inherent variability in timelines and quality could pose a challenge to our commitment to delivering exceptional service.

Our intellectual property is not currently protected by trademarks, patents, or copyrights.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have not filed for trademark, patent, or copyright protection. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, including the use of encryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

4

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

Our intellectual property can face significant competition from sites offering integrated internet products and services, social media and networking sites, and companies providing software development tools for mobile and desktop developers. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources, and they may be able to innovate and provide new products and services faster than we can. A number of our competitors offer products and services that directly compete for users of our IT consulting services. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter into new strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Ms. Cui, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised solely of Yuyang Cui. Her leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Yuyang Cui, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

5

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	General economic conditions;
•	The number of clients for our business consulting services;
•	Our ability to retain, grow our business and attract new clients;
•	Administrative costs;
•	Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our President, Yuyang Cui, owns and controls 100% of the voting power of our outstanding capital stock. If we sell 100% of the shares in this offering, Yuyang Cui will own and control 41.67% of the voting power of our outstanding capital stock.

If 100%, 75%, 50% and 25% of the shares in this offering are sold, Yuyang Cui will own and control approximately 41.67%, 48.78%, 58.82% and 74.07% of our common stock, respectively. Collectively, Ms. Cui will have substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Ms. Cui’s ownership in the Company she is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Ms. Cui’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

- be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

- be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

- be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

- be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

6

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

7

Due to the fact that our officers and directors conduct outside business activities the attention and efforts of our officers and directors are not solely focused upon GMTech Inc.

While our officer and director intends to devote as much time as necessary to the success and development of GMTech Inc., however, Ms. Cui has outside interests that require a portion of her time every week. Currently Ms. Cui is prepared to dedicate 30 hours per week to the operations of GMTech Inc. Although we believe her time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that her priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in GMTech Inc. the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

8

Even if our shares become publicly quoted, your shares may not be “free-trading”.

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 5,000,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to GMTech Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

9

Risk of losing one’s investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our Chief Executive Officer and sole Member of our Board of Directors Ms. Yuyang Cui does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Ms. Cui does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Ms. Yuyang Cui, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

10

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $100,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

If our common stock becomes listed or quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

11

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 500,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 500,000,000 shares of common stock, par value $0.0001 per share, of which only 5,000,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations via the OTCQB. We may consider pursuing a quotation on the OTCQB after this registration becomes effective and we have completed our offering.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

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SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	As of October 31, 2023	As of October 31, 2022

Assets
Current assets
Cash	$22,099	$–
Rent Deposits	2,168	–
Total Current Assets	24,267	–
Total assets	$24,267	$–

Liabilities
Current liabilities
Accounts Payable	$4,594	$1,000
Accrued Liabilities	3,000	–
Deferred Revenue	14,800	–
Total Current Liabilities	22,394	1,000
Total liabilities	$22,394	$1,000

Shareholders' Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized; 5,000,000 shares issued and outstanding	$500	$–
Retained Earnings	1,373	(1,000)
Total Shareholders’ Equity	1,873	(1,000)
Total Liabilities and Equity	$24,267	$–

	For the Year Ended October 31, 2023	Period from May 18, 2022 to October 31, 2022

Revenue	$86,199	$–
Cost of revenue	23,500	–
Gross profit	62,699	–

Advertising and marketing expenses	18,000	–
General and administrative expenses	41,884	1,000
Total operating expenses	59,884	1,000

Income tax expense	442	–
Net income(loss)	$2,373	$(1,000)

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus entitled “Summary of Our Financial Information”, “Description of Business”, and our financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Overview

The Company was incorporated on October 12, 2023. Through its wholly owned operating subsidiary, the Company offers IT consulting services and development solutions for CRM systems, corporate websites, and mobile phone Apps. We are also planning to develop an automated and AI powered development tool (“AI-Development Tool”) that can be used by small and medium businesses to design, develop and maintain their CRM system, website, and Apps more efficiently and automatically with fewer needs of external engineers and consultants.

We are an early stage, emerging growth company headquartered in New York. We have a limited operating history and have generated minimal revenues to date.

Our anticipated sources of revenue will include following:

1) Customization services revenue: We can charge clients on a project basis for customization services. This revenue stream involves working closely with clients to develop customized solutions that meet their specific needs and objectives.

2) Consulting services revenue: We can offer consulting services to help clients get the most out of the developed system, website and/or app. This revenue stream involves charging clients a fee for consulting services.

3) Maintenance and support services revenue: We can offer maintenance and support services to ensure that our clients' developed system, website and/or app is functioning properly and to provide technical support as needed. This revenue stream involves charging clients a fee for maintenance and support services.

Results of operations for the year ended October 31, 2023 and 2022

Revenue

From November 1, 2022 to October 31, 2023, the Company generated revenue in the amount of $86,199. The revenue was generated as a result of the Company having provided website and mobile phone Apps consulting services to four customers. From May 18, 2022 to October 31, 2022, the Company did not generate any revenue.

Cost of Revenue

From November 1, 2022 to October 31, 2023, the Company incurred cost of revenue in the amount of $23,500. This cost was incurred because the Company engaged a third-party IT service provider to assist in delivering consulting services to our customers. From May 18, 2022 to October 31, 2022, the Company did not incur any cost of revenue.

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Advertising and Marketing Expenses

From November 1, 2022 to October 31, 2023, the Company had advertising and marketing expenses in the amount of $18,000. These were agency expenses for introduction of customers to the Company. From May 18, 2022 to October 31, 2022, the Company did not incur any advertising and marketing expense.

General and Administrative Expenses

From November 1, 2022 to October 31, 2023, the Company had general and administrative expenses in the amount of $41,884. These were primarily comprised of office rent expense, auditing fees, and travel and meal expenses. From May 18, 2022 to October 31, 2022, the Company had general and administrative expenses in the amount of $1,000, which were incorporation fees of Anptech Inc.

Net Income

Our net income from November 1, 2022 to October 31, 2023 was $2,373. Our net loss from May 18, 2022 to October 31, 2022 was $1,000.

Cash Provided by Operating Activities

Net cash provided by operating activities was $21,599 from November 1, 2022 to October 31, 2023. Cash provided by operating activities was mainly attributable to increases in accounts payable, accounts payable, accrued liabilities, and deferred revenue. Net cash provided by operating activities was $0 from May 18, 2022 to October 31, 2022.

Cash Provided by Financing Activity

Net cash provided by financing activities was $500 from November 1, 2022 to October 31, 2023. On October 13, 2023, the Company issued 3,000,000 shares of restricted common stock at par value of $0.0001 per share to our sole officer and director, Yuyang Cui, for a total of $300 for the Company’s incorporation expenses paid by Yuyang Cui. On October 16, 2023, the Company issued Yuyang Cui 2,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $200, for acquisition of all outstanding 200 shares of Anptech Inc. from Yuyang Cui.

Liquidity and Capital Resources

Our cash and cash equivalents are $22,099 as of October 31, 2023. We estimate that, assuming that we will not have any new clients or new contracts with our existing clients, the minimum period of time that the Company will be able to conduct current level of operations using currently available capital resources is eleven months, based on our estimate of the Company’s operating expenses around $2,000 each month which mainly consists of the lease expense and general and administrative expense.

In order to increase our level of operations including the development of AI-Development Tool, we require further funding. We currently believe that the minimum additional capital expected to be necessary to fund planned operations for a 12-month period is approximately $120,000. Without additional financing, we do not believe our cash balance will be sufficient to fund our planned operations including the development of AI-Development Tool, and we will maintain current level of operations by postponing the development of our AI-Development Tool.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Industry Overview

GMTech Inc. (herein referred as the “Company”) primarily operates in US’s IT consulting services industry with regard to development solutions for software, websites, and mobile phone applications. The industry has experienced significant growth in recent years due to the increasing demand for software applications across various sectors. According to a report by Statista, the global software market was valued at approximately $517 billion in 2020, and it is projected to grow to $1.3 trillion by 20251.

One of the primary drivers of the software industry's growth is the increasing adoption of cloud computing. As more businesses move their operations to the cloud, there is an increasing demand for cloud-based software solutions. According to a report by Gartner, the worldwide public cloud services market is forecast to grow 23.1% in 2021, totaling $332.3 billion, up from $270 billion in 20202.

Another significant trend in the software development industry is the increasing use of artificial intelligence (AI) and machine learning (ML) technologies. These technologies are being used to develop more advanced software applications that can analyze large amounts of data and provide insights that were previously not possible. According to a report by Grand View Research, the global AI market size is expected to reach $266.92 billion by 2027, growing at a CAGR of 33.2% from 2020 to 20273.

Moreover, the growth of the software development industry has been aided by the increasing adoption of agile methodologies. Agile methodologies enable software development teams to deliver high-quality software applications quickly and efficiently. According to a report by Scrum.org, the global adoption of agile methodologies has been increasing steadily, with over 90% of software development teams using some form of agile methodology4.

However, the software development industry faces several challenges, such as talent shortage and cybersecurity threats. According to a report by Indeed, the demand for software developers has increased by 7.7% since 2018, leading to a shortage of skilled developers. Cybersecurity threats also remain a significant challenge, with the average cost of a data breach estimated at $3.86 million in 2020, according to a report by IBM5.

In conclusion, the software development industry has seen remarkable growth in recent years, driven by the increasing demand for cloud-based solutions, AI and ML technologies, and the adoption of agile methodologies. Nonetheless, the industry still faces several challenges, such as talent shortage and cybersecurity threats. Nonetheless, the industry is expected to continue to grow, and businesses that invest in software development are likely to remain competitive in today's digital age.

References

[1]	https://www.statista.com/statistics/267210/global-software-market-revenue/
[2]	https://www.gartner.com/en/newsroom/press-releases/2020-07-13-gartner-forecasts-worldwide-public-cloud-revenue-to-grow-63-percent-in-2020
[3]	https://www.grandviewresearch.com/industry-analysis/artificial-intelligence-ai-market
[4]	https://www.scrum.org/resources/2020-state-scrum-report
[5]	https://www.indeed.com/lead/software-developer-job-market-trends

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

The Company

GMTech Inc., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on October 12, 2023. Through its wholly owned operating subsidiary, the Company offers IT consulting services and development solutions for CRM systems, corporate websites, and mobile phone Apps.

In addition to the IT consulting services, we are also planning to develop an automated and AI powered development tool (“AI-Development Tool”) that can be used by small and medium businesses to design, develop and maintain their CRM system, website, and Apps more efficiently and automatically with fewer needs of external engineers and consultants.

We are an early stage, emerging growth company headquartered in New York. We have a limited operating history and have generated minimal revenues to date. We require funding from this offering to expand and further develop our operations.

Our principal executive office is located at 45 Rockefeller Plaza, 21F, New York, NY 10111. Our phone number is +1 (646) 508-0022. We have registered and launched a website https://anptechus.com/ to promote our services online.

GMTech is the 100% owner of the Company’s operating subsidiary Anptech, a corporation that was organized under the laws of the State of New York on May 18, 2022. Anptech Inc. was wholly acquired by the Company on October 16, 2023 via a share exchange.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Since inception, we have issued 5,000,000 shares of our common stock to our sole officer and director Ms. Yuyang Cui at a price of $0.0001 per share, in exchange for her payment of the Company’s incorporation expenses and for acquisition of Anptech Inc. wholly owned by Ms. Cui prior to the acquisition.

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Overview of Current Operations

We are a company providing IT consulting services and development solutions for CRM systems, websites, and mobile phone applications to our clients.

1. CRM System Development Solutions

1) Developing customized CRM system to cater to the operational and business needs of our clients.

2) Implementing CRM system into our clients’ business model to optimize efficiency of managing their own customers or prospective customers relationship.

3) Providing our clients with the necessary technology, know-how, and support to stay ahead of the competition.

4) Offering technical and information support, guidelines, and assistance to ensure our clients satisfaction with our services.

5) Helping our clients troubleshoot and adjust their systems when necessary to ensure continued success.

6) Providing consultation services regarding our products and services, as well as recommendations for new products and updates.

2. Website Development Solutions

1) Custom Website Development: Building unique, responsive websites tailored to client requirements.

2) E-commerce Solutions: Developing online stores with secure payment gateways and user-friendly interfaces.

3) Web Application Development: Creating interactive and dynamic web applications to enhance user engagement.

4) Front-end and Back-end Development: Crafting visually appealing user interfaces (“UI”) and robust server-side logic.

5) Web Security: Implementing security measures to protect against cyber threats and ensure data integrity.

3. Mobile Application Development Solutions

1) iOS and Android App Development: Creating native or cross-platform mobile applications for diverse platforms.

2) UI and User Experience (“UX”) Design: Designing intuitive and visually appealing interfaces for a positive user experience.

3) Enterprise Mobility Solutions: Developing mobile solutions to enhance business processes and employee productivity.

4) Mobile App Testing: Rigorous testing to ensure performance, security, and compatibility across devices.

5) Maintenance and Support: Providing ongoing support, updates, and maintenance services for mobile applications.

6) Integration with APIs and Third-party Services: Connecting apps with external services to extend functionality.

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Procedures of Business Operations

The software, web, and mobile app development process shall comply with a series of instructions and technical development rules. To improve development efficiency and project quality, we will follow the technical procedures as follows:

1) Project Start-up and Requirement Analysis: We will perform a basic understanding and preliminary analysis of the project’s background and requirements. We will need to communicate with clients to know about their needs. Then, we will analyze and organize the project requirements and sort out the logic among conditions.

2) Project Design: The project design stage contains two parts, the product prototype and the UI design diagram. We use the product prototype to confirm the project’s final demonstration with clients. The quality of UI visual design can directly affect the retention rate of the software.

3) Programming: We work on programming at this stage, either by ourselves and/or third party service provider. In case of a third party service provider is engaged, we will keep monitoring and managing the progress and quality of the programming of the service provider.

4) Functional Testing: After the completion of programming, we will proceed to the functional testing stage. We will test the output product until all the bugs are summarized into a modification document and sent to the programmer.

5) Users’ Acceptance Testing: Users’ acceptance test plays a pivotal role in verifying that product meets all the business needs before officially launching the product to users. After functional testing, we will deploy the software on the formal platform.

6) Launching Preparation: We will prepare accounts of the platform (IOS and Android), domain name, record, server, software copyright certificate, and payment account.

7) Project Conclusion: At this stage, we will transfer the final project, organize deliverables (document of design, installations, product instructions, etc.) to our clients.

8) Maintenance: Based on the needs of clients, we provide various level of after-sales services for developed software, website and mobile apps, including periodic maintenance and program modification according to users’ new requirements.

Contracted Clients

As of October 31, 2023, we have entered four service contracts with four clients. Three of the contracts have been fulfilled, and one of them is ongoing. Contract No. 1, 2 and 4 involved third-party IT service providers. The Company evaluated the guidance described in ASC 606-10-55-36 through 55-40 and determined it is the principal in these transactions. When the Company is the principal in a transaction, revenue is reported on a gross basis, whereas revenues as an agent are reported net of the revenue share. The Company has determined it is the principal in certain transactions in which the Company pays a commission to an agent for sales obtained for products. Such commission costs are recorded as advertising costs.

Client Contract No.	Contract Effective in	Contract Fulfilled in	Brief Description of Services Provided
1	February 2023	March 2023	Design, development, and implement of corporate website
2	February 2023	June 2023	Design, development, and implement of corporate website, and 3 months maintenance of the developed website
3	May 2023	July 2023	Design and development of corporate website, and 1 month maintenance of the developed website
4	October 2023	Ongoing	Design and development of iOS and Android mobile phone application

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Client Contract No. 1 accounts for approximately 40.6% of our total revenues for the year ended October 31, 2023. We entered into this contract on February 8, 2023 for a fixed service fee of $35,000. The term of the contract is four weeks, and the contract can be terminated for breach of either party upon 30 days’ written notice to the other party. Client Contract No. 1 is one-off contract without any renewal terms.

Plan of Operation

While we will maintain our current operations of IT consulting services and development solutions for CRM systems, websites, and mobile phone applications, we plan to develop an automated and AI powered development tool (“AI-Development Tool”) that can be used by small and medium businesses to design, develop and maintain their CRM system, website, and Apps more efficiently and automatically with fewer needs of external engineers and consultants.

Our AI Development Tool is a web-based platform featuring a user-friendly interface that facilitates easy navigation and interaction. Upon user input of basic information, including industry and application scenario, the Tool utilizes AI algorithms to collect and analyze the user's needs.

Based on the analyzed requirements, the Tool generates a preliminary demo for the user. It also empowers users with AI-driven customization options, offering design suggestions such as theme, color, font, as well as module and functionality suggestions (e.g., online payment module for an app, contact module for a website). Users can modify the demo by either adopting the Tool's suggestions or implementing their own changes.

For websites, users can directly download the entire output package of the original or modified demo generated by the Tool and apply it to their domains. Additionally, users have the option to engage our specialists for further customization to align with their brand identity and specific preferences.

For CRM systems and apps, once users finalize their preferred demo, detailed requirements are communicated to our specialists. Following extensive discussions with the clients to ensure thorough understanding of their needs, the development process begins, utilizing a structure akin to our established development models.

Our planned operations for the next twelve months are as follows:

Development of AI-Development Tool

Estimated Timeframe: 6-8 months.

Upon completion of the offering, the Company plans to start developing its AI-Development Tool. The cost dedicated to this stage will vary from $10,000 to $80,000 depending on the number of the shares sold under this offering. In case the Company is unsuccessful in selling any of its shares or does not sell at least 25% of the intended number, we will postpone the development of AI-Development Tool till that the Company successfully raises the necessary capital through other fund-raising activities.

Trial and Refinement

Estimated Timeframe: 2-3 months.

Following the development of AI-Development Tool, the Company expects to dedicate a part of the proceeds from the offering for trial and refinement processes of the Tool. The estimated costs necessary for this stage vary from $4,000 to $20,000 depending on the number of shares the Company is able to sell. The Company will be ready to dedicate funding to this stage in case it manages to sell at least 50% of the intended number of shares. In case the Company is unsuccessful in selling the intended number of shares, the funding for this stage will be provided to the Company by its President, Yuyang Cui.

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Marketing and Advertising

Estimated Timeframe: 1-2 months.

Following the trial and refinement of AI-Development Tool, the Company expects to dedicate a part of the proceeds from the offering to promoting the Tool via available online marketing means. The cost associated with the marketing and advertising will vary from $2,000 to $10,000 depending on the number of the shares sold under this offering. The Company will be ready to dedicate funding to this if it manages to sell at least 75% of the intended number of shares. In case the Company is unsuccessful in selling the intended number of shares, the funding for the marketing and advertising will be provided to the Company by its President, Yuyang Cui.

Enhancement of User Design

Estimated Timeframe: 1-2 months.

If the Company is able to attract and maintain a sufficient number of regular clients of AI-Development Tool, we will then consider implementing updates and improvements to the user design of AI-Development Tool in order to keep up with modern trends. The estimated costs necessary for this vary from $2,000 to $10,000 depending on the number of shares the Company is able to sell.

Revenue

Our revenue streams will include following:

1) Customization Services: We can charge clients on a project basis for customization services. This revenue stream involves working closely with clients to develop customized solutions that meet their specific needs and objectives.

2) Consulting Services: We can offer consulting services to help clients get the most out of the developed system, website and/or app. This revenue stream involves charging clients a fee for consulting services.

3) Maintenance and Support Services: We can offer maintenance and support services to ensure that our clients' developed system, website and/or app is functioning properly and to provide technical support as needed. This revenue stream involves charging clients a fee for maintenance and support services.

Marketing

Our business is focused on the online market, and we intend to utilize various online marketing tools to promote our services effectively. To reach our potential clients, we plan to employ banners, flags, and video advertisements on popular social media platforms such as Facebook, Twitter, Instagram, and YouTube. We will present our services in an organized web catalog that can be easily accessed through our website and mobile application. Our catalog will be categorized and tagged to facilitate user-friendliness.

We also expect to increase our marketing efforts through our President’s personal networks and industry association channels which have not, at this point of time, been fully identified. Our President leverages various resources in performing tasks, including their social connections and referrals from existing clients.

We plan to participate in advertising conventions, workshops, presentations, and similar events to promote our application and services. We may also advertise our services in printed and electronic issues of magazines, commercial web communities, and communities of advertising professionals.

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Competition

The IT consulting industry is very competitive and fragmented in the market niche in which our Company operates. There are limited barriers to entry and new competitors frequently enter the market. A significant number of our competitors possess substantially greater resources than we possess. Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar specialties, which range from giant high tech companies to small workshops. The majority of our competitors are large high tech companies who aim to provide clients IT services all over the world. As such, we feel that we have a competitive advantage over many of our competitors, in that we do provide potential cost saving services with faster delivery time. We believe that our clients will feel saving time, resources, and money and flexible to changing business needs more quickly and easily. Our clients can scale up or down easily, depending on client's current needs. We believe that existing and new competitors will continue to improve their services and introduce new services with competitive pricing and performance characteristics. In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case.

Employees

As of October 31, 2023, we have one employee which is our President and sole director, Ms. Yuyang Cui. Currently, Ms. Cui has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary. The Company intends to employ 2 employees by the end of October 31, 2024, with 2 professionals to providing IT consulting services and developing AI-Development Tool. It is the intention of the Company to focus on hiring employees who possess industry-recognized qualifications, are primarily recruited from reputable institutions in the IT industry and have an average of approximately 3 years of industry experience.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Government Regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in United States and to operation of any facility in any jurisdiction which we would conduct activities. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $140,000 as anticipated.

Next 12 months (Planned Actions)	If 1,750,000 shares (25%) are sold:	If 3,500,000 shares (50%) are sold:	If 5,250,000 shares (75%) are sold:	If 7,000,000 shares (100%) are sold:

Staffing	$–	$35,000	$60,000	$95,000
Advertising and Marketing Expenses	$5,000	$5,000	$10,000	$10,000
Funding for Day to Day Operations	$15,000	$15,000	$20,000	$20,000
Offering Expenses	$15,000	$15,000	$15,000	$15,000
TOTALS	$35,000	$70,000	$105,000	$140,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed or quoted on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

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DILUTION

The price of the current offering is fixed at $0.02 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$0.02	$0.02	$0.02	$0.02
Book Value Per Share Before the Offering	$0.0004	$0.0004	$0.0004	$0.0004
Book Value Per Share After the Offering	$0.0055	$0.0085	$0.0104	$0.0118
Net Increase to Original Shareholder	$0.0051	$0.0081	$0.0100	$0.0114
Decrease in Investment to New Shareholders	$0.0145	$0.0115	$0.0096	$0.0082
Dilution to New Shareholders (%)	72.69%	57.72%	47.87%	40.89%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,873
Net proceeds from this offering	140,000
$141,873
Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock to be sold in this offering (100%)	7,000,000
12,000,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,873
Net proceeds from this offering	105,000
$106,873
Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock to be sold in this offering (75%)	5,250,000
10,250,000

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Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,873
Net proceeds from this offering	70,000
$71,873
Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock to be sold in this offering (50%)	3,500,000
8,500,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,873
Net proceeds from this offering	35,000
$36,873
Denominator:
Shares of common stock outstanding prior to this offering	5,000,000
Shares of common stock to be sold in this offering (25%)	1,750,000
6,750,000

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PLAN OF DISTRIBUTION

The Company has 5,000,000 shares of common stock issued and outstanding as of the date of this filing. Pursuant to this offering the Company is registering 7,000,000 shares of its common stock for sale at the fixed price of $0.02 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Chief Executive Officer, Ms. Cui, will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Cui has not, nor has he been within the past 12 months, a brokers or dealer, and she has not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Chief Executive Officer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Chief Executive Officer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 7,000,000 shares being offered on behalf of the Company itself. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed or quoted on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

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Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

-	Execute and deliver a subscription agreement; and
-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “GMTech Inc.” No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 5,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock authorized.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

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LEGAL OPINION

The validity of the shares of common stock offered hereby will be passed upon for us by Vic Devlaeminck.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by BARTON CPA PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in the Company.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s office space is located at 45 Rockefeller Plaza, 21F, New York, New York 10111. The Company rents this office space from a third party at a price of approximately $16,800 a year. The term of the rental starts from October 1, 2023 and expires at the end of September 2024.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

None.

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Yuyang Cui	39	Chief Executive Officer, President, Secretary, Treasurer, Director

Yuyang Cui – Chief Executive Officer, President, Secretary, Treasurer, Director

In October 2023, Ms. Cui founded GMTech Inc., and serves as our CEO, President, Secretary, Treasurer, and Director.

Ms. Cui’s employment history is as follows:

May 2022 to October 2023

She founded Anptech Inc and served as its President, Secretary, Treasurer and Director since its incorporation. Ms. Cui was responsible for the daily operations and management of Anptech Inc.

Since 2017 to February 2022

Ms. Cui served as a partner to GMBP Capital, and she was responsible for investments in AI and SaaS companies and projects.

2015 to 2017

She led the development of a robot operating system Numerous OS which can be widely used in the fields of AI, big data and robotics development.

Ms. Cui obtained her Master's from Washington University in St Louis concentrating in Electrical Engineering in 2008.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

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Involvement in Certain Legal Proceedings

Our Director and our Executive Officer have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members on our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

32

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended October 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Yuyang Cui	2023	–	–	–	–	–	–	–	–
Title: Chief Executive Officer, President, Secretary, Treasurer, Director	2022	–	–	–	–	–	–	–	–

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our Officer or Director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of this offering, the Company has 5,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Yuyang Cui Title: Chief Executive Officer, President, Secretary, Treasurer, Director Address: 23 Chittenden Rd, Fair Lawn, NJ 07410	5,000,000	100%	–	–	100%
5% or Greater Shareholders
None	–	–	–	–	–

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 13, 2023, the Company issued 3,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to Yuyang Cui in consideration of $300. The $300 in proceeds was used to repay the incorporate expenses of the Company advanced by Ms. Cui.

On October 16, the Company issued 2,000,000 shares of restricted common stock, with a par value of $0.0001 per share for a total value of $200 to Ms. Yuyang Cui, for acquisition of all outstanding 200 shares of Anptech Inc. from Ms. Cui.

Ms. Cui, currently our only shareholder, serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

As of October 31, 2023, our sole director, Ms. Cui, advanced $800 to the Company, which is unsecured and non-interest bearing and is repayable on demand. All of the advances were repaid to Yuyang Cui in November 2023.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

MATERIAL CHANGES

None.

35

FINANCIAL STATEMENTS AND EXHIBITS INDEX TO FINANCIAL STATEMENTS

F-1

Certified Public Accountants and Advisors

A PCAOB Registered Firm

817-721-0341 bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

GMTech, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheets of GMTech, Inc. and Subsidiary as of October 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for the periods from November 1, 2022 to October 31, 2023 and May 18, 2022 (“Inception”) to October 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of GMTech, Inc. and Subsidiary as of October 31, 2023 and 2022, and the results of its operations and its cash flows for the periods from November 1, 2022 to October 31, 2023 and May 18, 2022 (“Inception”) to October 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to GMTech, Inc. and Subsidiary in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. GMTech, Inc. and Subsidiary is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

We have served as GMTech, Inc. and Subsidiary’s auditor since 2023.

Cypress, Texas

December 4, 2023

F-2

GMTECH INC. & SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(AUDITED)

	As of October 31, 2023	As of October 31, 2022

Assets
Current assets
Cash	$22,099	$–
Rent Deposits	2,168	–
Total Current Assets	$24,267	$–

Total Non-current assets	–	–
Total assets	$24,267	$–

Liabilities
Current liabilities
Accounts Payable	$4,594	$1,000
Accrued Liabilities	3,000	–
Deferred Revenue	14,800	–
Total Current Liabilities	$22,394	$1,000

Non-current liabilities	–	–
Total liabilities	$22,394	$1,000

Shareholders' Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized; 5,000,000 shares issued and outstanding	$500	$–
Retained Earnings	1,373	(1,000)
Total Shareholders’ Equity	$1,873	$(1,000)

Total Liabilities and Equity	$24,267	$–

The accompanying notes are an integral part of these financial statements.

F-3

GMTECH INC. & SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

(AUDITED)

	For the Year Ended October 31, 2023	Period from May 18, 2022 to October 31, 2022

Revenue, net	$86,199	$–
Cost of revenue	23,500	–
Gross profit	62,699	–

Operating Expenses
Advertising and marketing expenses	18,000	–
General and administrative expenses	41,884	1,000
Total operating expenses	59,884	1,000

Income/(loss) before income tax expenses	2,815	(1,000)

Income tax expense	442	–

Net income(loss)	$2,373	$(1,000)

Other comprehensive income (loss)	–	–

Comprehensive income (loss)	$2,373	$(1,000)

Net income (loss) per share-Basic and diluted	0.00	–

Weighted average number of ordinary shares	5,000,000	–

The accompanying notes are an integral part of these financial statements.

F-4

GMTECH INC. & SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(AUDITED)

	Common Stock		Retained Earnings	Total Equity
	Shares	Amount

Balance as of May 18, 2022	–	$–	$–	$–

Issuance of stocks	–	–	–	–
Net Income	–	–	(1,000)	(1,000)

Balance as of October 31, 2022	–	–	(1,000)	(1,000)

Issuance of stocks	5,000,000	500	–	500
Net Income	–	–	2,373	2,373

Balance as of October 31, 2023	5,000,000	$500	$1,373	$1,873

The accompanying notes are an integral part of these financial statements.

F-5

GMTECH INC. & SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

(AUDITED)

	For the Year End October 31, 2023	Period from May 18, 2022 to October 31, 2022
Cash Flows From Operating Activities
Net income	$2,373	$(1,000)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts Receivable	(2,168)	–
Accounts Payable	3,594	1,000
Accrued Liabilities	3,000	–
Unearned Revenue	14,800	–
Net cash provided by operating activities	$21,599	$–

Cash Flow from Financing Activities
Contribution	500	–
Net cash provided by financing activities	$500	$–

Net change in cash	22,099	–
Cash, beginning of period	–	–
Cash, end of period	$22,099	$–

Supplemental cash flow information
Cash paid for interest expense	$–	$–
Cash paid for taxes	$149	$–

Non-cash investing and financing activities
Subscription receivable for sale of common stock	–	–

The accompanying notes are an integral part of these financial statements.

F-6

GMTECH INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR FISCAL YEAR ENDED OCTOBER 31, 2023 AND 2022

Note 1 – Organization and Business Background

GMTech Inc., a Wyoming corporation, (“the Company”) was incorporated under the laws of the State of Wyoming on October 12, 2023. GMTech Inc. is headquartered in New York. The Company provides IT consulting services to customers in North America.

GMTech Inc. is the 100% owner of the Company’s operating subsidiary, Anptech Inc., a corporation that was organized under the laws of the State of New York on May 18, 2022. Anptech Inc. was wholly acquired by the Company on October 16, 2023.

The Company’s executive office is located at 45 Rockefeller Plaza, 21F, New York, New York 10111.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements for the Company for the period from May 18, 2022 to October 31, 2023 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has adopted October 31 as its fiscal year end.

Basis of Consolidation

The consolidated financial statements are comprised of all of the accounts of GMTech Inc. and Anptech Inc., a wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-7

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers. In general, the Company invoices for services rendered at the time the service is provided or the cost incurred. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue in the Company's consolidated financial statements, depending on whether the underlying performance obligation has been satisfied. Deferred revenue consists of payments made in advance of services provided to customers as defined within the contracts.

The Company provides IT consulting services to businesses on a fixed-price basis. Revenue is recognized when services are provided over the period of service agreement. Any offsetting costs or expenses are also recognized when services are provided to customers. In certain instances, the Company also determines whether it acts as a principal or as an agent in a transaction. For services sourced through third-party exchanges, our accounting analysis for principal versus agent follows the two-step evaluation prescribed in ASC 606-10-55-36A to evaluate the nature of our promise and conclude whether we are the principal or agent:

1. Identify the specified good(s) or service(s) provided to the customer (i.e., distinct good(s) or service(s)); and

2. Determine if GMTech controls each specified good or service before that good or service is transferred to the customer.

Step 1 - Identify the specified good(s) or service(s)

ASC 606-10-55-36 indicates that an entity must determine whether it is a principal or an agent for each specified good or service promised to the customer. As noted in BC24 of ASU 2016-08, “The principal versus agent considerations relate to the application of Step 2 of the revenue recognition model—identify the performance obligations in the contract. Appropriately identifying the good or service to be provided is a critical step in appropriately identifying whether the nature of an entity’s promise is to act as a principal or an agent.”

In determining the specified goods or services provided to our customers, we considered the nature of our promise to customers, the customers’ perspectives and expectations, and our contract with customers. The contracts with customers specify that we will provide consulting services to the client for the purpose of website development and related services. The client will pay GMTech for the fees incurred on a fixed basis. There is an identified service provided to the customer.

F-8

Step 2 - Determine if GMTech controls each specified good or service

In accordance with ASC 606-10-55-37, an entity is a principal if it controls the specific good or service before that good or service is transferred to a customer. The guidance further states that an entity that is a principal may satisfy its performance obligation to provide the specified good or service itself or may engage another party to satisfy some or all of the performance obligation on its behalf.

In accordance with ASC 606-10-55-38 an entity is an agent if the entity’s performance obligation is to arrange for the provision of the specified good or service by another party. An entity that is an agent does not control the specified good or service provided by another party before that good or service is transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party. An entity’s fee or commission might be the net amount of consideration that the entity retains after paying the other party the consideration received in exchange for the goods or services to be provided by that party.

ASC 606-10-55-39 sets forth the following indicators of an entity that controls the specified good or service before it is transferred to the customer and is therefore a principal:

a. The entity is primarily responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service (for example, primary responsibility for the good or service meeting customer specifications).

GMTech is primarily responsible to the customer for projects and services for developed systems, websites and applications. GMTech contracts directly with the buyer and is viewed by the buyer as the sole party responsible for fulfilling the buyer’s request. No other party contracts with the buyer or is obligated to satisfy or fulfill the buyer’s request. GMTech considers this relationship critical in understanding the fulfillment obligations and expectations of the buyer.

b. The entity carries the risk before the specified good or service has been transferred to a customer or after the transfer of control to the customer.

GMTech holds the risk of the specified good or service prior to transfer to the customer.

c. The entity has discretion in establishing the price for the specified good or service.

GMTech is solely responsible for and has latitude to establish the prices charged to the customer.

The Company evaluated the guidance described in ASC 606-10-55-36 through 55-40 and determined it is the principal in these transactions. This requires significant judgement and is based on an assessment of the terms of customer arrangements in accordance with ASC 606. When the Company is the principal in a transaction, revenue is reported on a gross basis, whereas revenues as an agent are reported net of the revenue share. The Company has determined it is the principal in certain transactions in which the Company pays a commission to an agent for sales obtained for products through various advertising measures. The Company pays a 30% commission of the gross sales of the service paid. Such commission costs are recorded as advertising costs.

F-9

Deferred Revenue

Deferred revenue consists of payments made in advance of services provided to customers.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

F-10

Advertising Costs

Advertising costs are expensed as incurred. Such costs were to $18,000 and $0 for the years ended October 31, 2023 and 2022, respectively. Advertising costs are included in advertising and marketing expenses in the consolidated statements of operations.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 Leases (Topic 842) (“ASU 2016-02”) which supersedes Topic 840, Leases. ASU 2016-02 applies to all entities that enter into leases. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The Company adopted ASU 2016-02 during the year ended October 31, 2023. ASU 2016-02 contains certain practical expedients, which the Company has elected. The Company has elected to exempt all leases that qualify as short-term leases (leases not longer than 12 months).

New Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Acquisition

On October 16, 2023, the Company acquired 100% ownership interest in Anptech Inc. by issuance of 2,000,000 shares of common stock to Yuyang Cui, the sole owner of Anptech Inc. The acquisition closed effective October 16, 2023, and has been treated as a business combination under common control.

The Company accounted for the acquisition under ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business ("ASU 2017-01"). Under ASU 2017-01, the Company determined that the acquisition was business acquisition. The transfer of Anptech Inc.’s business to the Company was between entities under common control of Yuyang Cui, the sole director of the Company. The acquisition was accounted for in a manner similar to a pooling-of-interests with the assets and liabilities of the entities mentioned above carried over at their historical amounts.

Note 4 – Related Party Transactions

As of October 31, 2023, the sole director of the Company, Yuyang Cui advanced $800 to the Company for the payment of incorporation cost of the Company’s subsidiary Anptech Inc., which is unsecured and non-interest bearing. All of the advances were repaid to Yuyang Cui in November 2023. The amount is recorded in the current liabilities section of the balance sheet.

F-11

Note 5 – Equity

Common Shares

As of October 31, 2023, the Company is authorized to issue 500,000,000 shares of common stock with par value of $0.0001. All shares have equal voting rights, are non-assessable, and have one vote per share.

On October 13, 2023, the Company issued Yuyang Cui 3,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $300, for the incorporation cost paid by Yuyang Cui.

On October 16, 2023, the Company issued Yuyang Cui 2,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $200, for acquisition of all outstanding 200 shares of Anptech Inc. from Yuyang Cui.

As of October 31, 2023, the Company has 5,000,000 shares of common stock issued and outstanding.

Note 6 – Operating Lease

In April 2023, the Company entered into an office lease for an office at 1345 Avenue of the Americas, New York. This lease was terminated in September 2023.

In September 2023, the Company entered into an office lease for an office at 45 Rockefeller Plaza, New York. The lease expires at the end of September 2024.

The Company has determined that the lease is short-term in nature and will not record a ROU asset and lease liability on the balance sheet.

Total rent expense for operating leases was approximately $22,238 and $0 for the years ended October 31, 2023 and 2022, respectively.

Note 7 – Income Tax

United States of America

The Company is registered in the State of Wyoming and is subject to United States of America tax law.

The federal and state income tax provision (benefit) for the year as of October 31, 2023 and 2022 are summarized as follows:

	Fiscal Year Ended October 31, 2023	Fiscal Year Ended October 31, 2022
Current:
Federal	$245	$–
State	197	–
Total current	442	–
Deferred
Federal	–	–
State	–	–
Total deferred	–	–
Income tax provision	$442	$–

The Company records a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards.

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Note 8 – Major Customers and Concentration of Credit Risk

For the year ended October 31, 2023, two customers accounted for approximately 40.6% and 29.0% of the Company’s total revenues. For the year ended October 31, 2022, the Company did not have any customer.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, amounts due from related parties and advances to suppliers. For the year ended October 31, 2023 and 2022, none of the Company’s revenue was credit sales.

Note 9 – Commitments and Contingencies

The Company did not have any contractual commitments as of October 31, 2023, and October 31, 2022.

Note 10 – Subsequent Event

In accordance with ASC 855, Subsequent Events, (“ASC 855”), the Company has analyzed its operations subsequent to October 31, 2023 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

Subsequent events were reviewed through December 4, 2023.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$20.66
Accounting fees and expenses	1,000.00
Legal Fees, Auditor Fees and Expenses	15,000.00
Edgar filing, printing and engraving fees	1,500.00
Transfer Agent Fees	1,000.00
Total	$18,520.66

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by his in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On October 13, 2023, the Company issued 3,000,000 shares of common stock to Yuyang Cui at par value of $0.0001 per share for a consideration of $300.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm
99.1	Sample Subscription Agreement (1)
107	Calculation of Filing Fee Tables (1)

(1)      Previously Filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of New York, NY on January 26, 2024.

GMTech Inc.

By: /s/ Yuyang Cui

Name: Yuyang Cui

Title: Chief Executive Officer, President, Secretary, Treasurer, and Director

Date: January 26, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuyang Cui
Yuyang Cui	Chief Executive Officer, President, Secretary, Treasurer, and Director (Principal Executive, Financial and Accounting Officer)	January 26, 2024

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